UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  July 15, 2003
                                  -------------
                                 Date of Report
                        (Date of earliest event reported)


                                 RADVISION LTD.
             (Exact name of registrant as specified in its charter)



            Israel                  000-29871                       N/A
            ------                  ---------                       ---
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)


               24 Raoul Wallenberg Street, Tel Aviv 69719, Israel
               --------------------------------------------------
              (Address of principal executive offices and zip code)


                               011-972-3-645-5220
                               ------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        c.  Exhibits

        99.1   Press release issued by RADVision Ltd. dated July 15, 2003.

ITEM 9. REGULATION FD DISCLOSURE.

     On July 15, 2003, RADVision Ltd. (Nasdaq: RVSN) issued a press release announcing its second quarter earnings. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: July 15, 2003                         RADVISION LTD.
                                            (Registrant)



                                            By: /s/David Seligman
                                                   David Seligman
                                                   --------------
                                                   Chief Financial Officer

                                                                    Exhibit 99.1

Press Release                                             Source: RADVISION Ltd.

RADVISION Reports Second Quarter 2003 Results in Line with Guidance Tuesday July 15, 7:07 am ET

Accomplishes Turnaround in U.S. Networking Unit

GLEN ROCK, N.J.--(BUSINESS WIRE)--July 15, 2003--RADVISION (NASDAQ: RVSN - News) today announced that revenues for the second quarter of 2003 were $11.6 million and net income was $142,000 or $0.01 per basic and diluted share, in line with its previous guidance. This compares to revenues of $11.7 million and net income of $292,000, or $0.02 per basic and diluted share reported in the 2002 second quarter.

As expected, the Company narrowed its operating loss for the 2003 second quarter to $418,000 from $551,000 in the first quarter of 2003. These losses were offset by financial income of $560,000 and $566,000, respectively, enabling the Company to report positive net income for both periods. In the second quarter of 2002, the operating loss was $394,000 and financial income was $686,000 due to higher interest rates during 2002.

Total second quarter 2003 revenues of $11.6 million consisted of $8.5 million in Networking Business Unit (NBU) revenues and $3.1 million in Technology Business Unit (TBU) revenues.

For the six months ended June 30, 2003, revenues were $22.7 million and net income was $157,000 or $0.01 per basic and diluted share, compared with revenues of $23.3 million and net income of $564,000 or $0.03 per basic and diluted share in the prior year period.

The Company ended the quarter with approximately $92.8 million in cash and liquid investments, an increase of $2.4 million over the prior quarter, and equivalent to $5.03 per basic share. The increase reflects operating cash flow of $2.1 million and the addition of $644,000 due to the exercise of options, offset by $336,000 of capital expenditures.

Gadi Tamari, Chief Executive Officer of RADVISION, commented: "Our actions last quarter to address the execution issue in our U.S. networking business are taking effect and enabled us to achieve a substantial recovery in its sales in the second quarter. To further our progress company-wide, we are continuing to strengthen our leadership team and have added a highly experience general manager in London to head our networking sales effort in Europe and Africa. We also remain focused on our technology leadership and introduced breakthrough infrastructure and developer products in the second quarter offering solutions for the rapidly emerging market based on SIP protocol.

"We also are seeing tangible benefits from our revised channel strategy as our relationship with our reseller partners continues to deepen and we are finding a new level of engagement as we develop our markets together."

Mr. Tamari concluded: "Videoconferencing today remains mainly in the conference room and we are entering the second half of the year fully engaged in that market. Yet, it is increasingly clear that the future is personal visual communication and we are dedicated to making that opportunity happen."

2Q03 Earnings Conference Call/Webcast

RADVISION will hold a conference call to discuss its second quarter results and 2003 outlook today, Tuesday, July 15, 2003 at 9:00 a.m. (EDT). To access the conference call, please dial 1-888-390-9070 (International dialers can call +1-773-756-4622) by 8:45 a.m. The passcode "RADVISION" will be required to access the live conference call. A live webcast of the conference call will also be available in the investor relations section of the company's website at www.radvision.com.

A PowerPoint presentation highlighting key financial metrics as well as the quarterly estimates for 2003 will be available in the Investor Relations section of the company's website, www.radvision.com. The presentation will be available beginning at 8:00 a.m. (EDT) on July 15th and will be archived on the website thereafter. A replay of the call will be available beginning approximately one hour after the conclusion of the call through 12:00 midnight (EDT) on July 22, 2003. To access the replay, please dial 1-800-947-5189 (International dialers can call +1-402-220-3478), conference #5421118.

About RADVISION RADVISION Ltd. (Nasdaq: RVSN - News) is the industry's leading provider of high quality, scalable and easy-to-use products and technologies for videoconferencing, video telephony, and the development of converged voice, video and data over IP and 3G networks. RADVISION has two distinct business units. RADVISION's Networking Business Unit (NBU) offers one of the broadest and most complete sets of videoconferencing network solutions for IP- and ISDN-based networks, supporting all end points in the industry. The company also provides businesses and service providers with integrated solutions that deliver converged IP-based video telephony applications to employee computer desktops and residential broadband homes worldwide. The Company's Technology Business Unit (TBU) provides protocol development tools and platforms, enabling equipment vendors and service providers to develop and deploy new converged networks, services, and technologies. For more information please visit our website at www.radvision.com.

This press release contains forward-looking statements that are subject to risks and uncertainties. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, general business conditions in the industry, changes in demand for products, the timing and amount or cancellation of orders and other risks detailed from time to time in RADVISION's filings with the Securities Exchange Commission, including RADVISION's Form 10-K Annual Report. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statement.

                                 RADVISION LTD.
                        Consolidated Statements of Income
          (U.S. Dollars in thousands, except share and per share data)

                       Three Months Ended         Six Months Ended
                            June 30,                  June 30,
                       2003         2002         2003         2002
                    -----------  -----------  -----------  -----------
                    (Unaudited) (Unaudited) (Unaudited) (Unaudited)

Revenues               $11,605      $11,707      $22,658      $23,264
Cost of Revenues         2,598        2,571        4,959        5,129
                    -----------  -----------  -----------  -----------
Gross Profit             9,007        9,136       17,699       18,135

Operating expenses:
Research and
 Development             3,596        3,870        7,160        7,911
Marketing and
 Selling                 4,853        4,587        9,584        9,056
General and
 Administration            976        1,073        1,924        2,042
                    -----------  -----------  -----------  -----------
Operating Income
(Loss)                    (418)        (394)        (969)        (874)

Financial Income,
 Net                       560          686        1,126        1,438
                    -----------  -----------  -----------  -----------
Net Income (Loss)          142          292          157          564
                    ===========  ===========  ===========  ===========

Basic Earnings
 (Loss) per Share        $0.01        $0.02        $0.01        $0.03
                    ===========  ===========  ===========  ===========
Weighted Average
 Number of Shares
 Outstanding During
 the Period - Basic 18,473,504   18,063,334   18,409,399   18,274,259

Diluted Earnings
 (Loss) per Share        $0.01        $0.02        $0.01        $0.03
                    ===========  ===========  ===========  ===========
Weighted Average
 Number of Shares
 Outstanding During
 the Period -
 Diluted            19,218,782   18,864,264   19,055,293   19,342,119

                                 RADVISION LTD.
                           Consolidated Balance Sheet
                      (U.S. Dollars in thousands)

                                               June 30,   December 31,
                                                 2003         2002
                                              (Unaudited) (Audited)
Assets
Cash and cash equivalents (* see below)          $27,752      $13,825
Short-term bank deposits (* see below)            32,960       29,591
Trade Receivables, Net                             4,856        9,505
Other Receivables                                  2,813        2,836
Inventories                                          813          996
                                              -----------  -----------
Total Current Assets                              69,194       56,753

Severance Pay Fund                                 2,071        1,641
Long-term securities and bank deposits (* see
 below)                                           32,126       44,942
                                              -----------  -----------
Total long-term assets                            34,197       46,583
Property and Equipment
Cost                                              11,963       11,179
Less Accumulated Depreciation                      9,031        7,844
                                              -----------  -----------
                                                   2,932        3,335
Total Assets                                    $106,323     $106,671
                                              ===========  ===========
Liabilities and Equity
Trade Payable                                       $918       $3,347
Other Payables & Accrued Expenses                 15,712       15,248
                                              -----------  -----------
Current Liabilities                               16,630       18,595
Accrued Severance Pay                              3,587        3,061
                                              -----------  -----------
Total Liabilities                                 20,217       21,656

Shareholders' Equity
Share Capital                                        187          187
Additional Paid in Capital                       104,601      104,586
Treasury Stock                                    (9,802)     (11,757)
Deferred Compensation                             ------         (117)
Accumulated Deficit                               (8,880)      (7,884)
                                              -----------  -----------
Total Shareholders' Equity                        86,106       85,015
Total Liabilities and Shareholders' Equity      $106,323     $106,671
                                             ===========  ===========
(*)Total Cash and Liquid Investments              92,838       88,358
                                             ===========  ===========
______________

Contact:
     RADVISION
     David Seligman, 201-689-6333
     cfo@radvision.com
     Peter Benedict, 201-689-6311
     pr@radvision.com
      or
     Investor Relations:
     Comm-Partners LLC
     June Filingeri, 203-972-0186
     junefil@optonline.net